UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported):    January 14, 2020

FIRST KEYSTONE CORPORATION

(Exact name of registrant as specified in its Charter)

PENNSYLVANIA	2-88927	23-2249083
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.

111 West Front Street, Berwick, Pennsylvania	18603
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (570) 752-3671

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Common stock	FKYS	OTC: Pink

CURRENT REPORT ON FORM 8-K

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2020, the Boards of Directors of First Keystone Corporation (the “Corporation”) and its wholly-owned subsidiary, First Keystone Community Bank (the “Bank”) appointed D. Matthew Bower as a director of the Corporation and the Bank. Mr. Bower was appointed as a Class C director of the Corporation to serve until the 2020 annual meeting of shareholders. Mr. Bower is expected to be named to the Trust, Loan Administration and Human Resources committees.

Other than those fees and benefits available to all nonemployee directors of the Corporation and Bank, Mr. Bower was not appointed to his position pursuant to any arrangement or understanding with any other person, and he has no reportable transactions under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST KEYSTONE CORPORATION
(Registrant)

Dated: January 16, 2020	/s/ Elaine A. Woodland
Elaine A. Woodland
President and Chief Executive Officer

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